Exhibit 99.1

MIDSOUTH BANK

Condensed Consolidated Balance Sheets

June 30, 2014 and December 31, 2013

(Unaudited)

	June 30, 2014	December 31, 2013
	(In thousands, except share amounts)
Assets
Loans, less allowance for loan losses of $3,296 and $2,799, respectively	$188,396	$168,111
Securities available-for-sale, at market (amortized cost of $57,515 and $79,170, respectively)	57,601	77,850
Loans held for sale	7,071	2,029
Restricted equity securities	1,572	1,549
Certificates of deposit at other financial institutions	250	1,732
Interest-bearing accounts at other financial institutions	10,946	9,355

Total earning assets	265,836	260,626

Cash and due from banks	1,369	2,041
Bank premises and equipment, net	8,427	8,642
Bank owned life insurance	3,144	3,090
Accrued interest receivable	728	851
Foreclosed assets	800	800
Other assets	747	570

Total assets	$281,051	$276,620

Liabilities and Shareholders’ Equity
Deposits	$244,242	$241,948
Securities sold under agreement to repurchase	893	980
FHLB advance	6,000	5,000
Accrued interest payable	40	32
Accounts payable and other liabilities	1,388	993

Total liabilities	252,563	248,953

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity:
Preferred stock, par value $1 per share, authorized 20,000,000 shares, 1,259,907 and 1,259,907 issued and outstanding, respectively	1,260	1,260
Common stock, par value $1 per share, authorized 20,000,000 shares, 3,912,503 and 3,872,923 shares issued and outstanding, respectively	3,913	3,873
Additional paid-in capital	39,992	39,850
Deficit	(16,763)	(15,996)
Accumulated other comprehensive income (loss)	86	(1,320)

Total shareholders’ equity	28,488	27,667

Total liabilities and shareholders’ equity	$281,051	$276,620

See accompanying notes to consolidated financial statements (unaudited).

MIDSOUTH BANK

Condensed Consolidated Statements of Earnings (Loss)

Three and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Interest income:
Interest and fees on loans	$2,331	$2,021	$4,538	$4,035
Interest and dividends on taxable securities	379	317	827	637
Interest on balances due from depository institutions	6	12	13	28
Interest and dividends on restricted equity securities	19	21	39	41

Total interest income	2,735	2,371	5,417	4,741

Interest expense:
Interest on negotiable order of withdrawal accounts	16	15	34	31
Interest on money market and other savings accounts	60	55	120	108
Interest on certificates of deposit	121	155	243	337
Interest on advances from FHLB	1	—	3	—
Interest on securities sold under agreement to repurchase	—	—	1	1

Total interest expense	198	225	401	477

Net interest income before provision for loan losses	2,537	2,146	5,016	4,264
Provision for loan losses	350	—	350	—

Net interest income after provision for loan losses	2,187	2,146	4,666	4,264

Non-interest income:
Service charges on deposits	84	88	173	177
Other fees and commissions	191	194	374	338
Gain on sale of foreclosed assets, net	2	5	5	5
Gain (loss) on sale of available-for-sale securities	(7)	—	115	—
Gain on sale of other assets, net	—	—	21	—
Fees on mortgage originations, net	809	495	1,012	886
Fees from brokerage operations, net	193	162	372	312

Total non-interest income	1,272	944	2,072	1,718

Non-interest expense:
Employee salaries and benefits	2,023	1,532	3,616	2,899
Occupancy expenses, net	191	178	365	350
Furniture and equipment expense	140	96	252	192
FDIC insurance	48	53	102	106
Advertising expense	56	41	85	76
Professional fees	532	63	884	194
Data processing expense	593	141	745	288
Directors fees	39	33	72	66
Loss on disposal of fixed assets	124	—	124	—
Other operating expenses	726	472	1,260	843

Total non-interest expense	4,472	2,609	7,505	5,014

Earnings (loss) before income taxes	(1,013)	481	(767)	968
Income taxes	—	—	—	—

Earnings (loss)	$(1,013)	$481	$(767)	$968

Basic earnings (loss) per common share	$(0.26)	$0.12	$(0.20)	$0.25

Diluted earnings (loss) per common share	$(0.15)	$0.07	$(0.11)	$0.15

See accompanying notes to consolidated financial statements (unaudited).

MIDSOUTH BANK

Condensed Consolidated Statements of Comprehensive Earnings (Loss)

Three and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In Thousands)
Earnings (loss)	$(1,013)	$481	$(767)	$968

Other comprehensive earnings (loss):
Change in unrealized gains (losses) on available-for-sale securities arising during period	700	(2,003)	1,541	(1,973)
Less: Reclassification adjustment for losses (gains) included in earnings	(13)	—	(135)	—

Other comprehensive earnings (loss)	687	(2,003)	1,406	(1,973)

Comprehensive earnings (loss)	$(326)	$(1,522)	$639	$(1,005)

See accompanying notes to consolidated financial statements (unaudited).

MIDSOUTH BANK

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2014 and 2013

Increase (Decrease) in Cash and Cash Equivalents

(Unaudited)

	2014	2013
	(In Thousands)
Cash flows from operating activities:
Interest received	$6,057	$5,302
Fees received	1,265	827
Proceeds from sale of loans held for sale	30,001	24,783
Origination of loans held for sale	(34,031)	(25,695)
Interest paid	(393)	(480)
Cash paid to suppliers and employees	(7,277)	(4,538)

Net cash (used in) provided by operating activities	(4,378)	199

Cash flows from investing activities:
Purchase of available-for-sale securities	(6,117)	(8,014)
Sale of available-for-sale securities	24,329	—
Repayments of mortgage-backed securities	3,041	8,627
Purchase of restricted equity securities	(33)	(35)
Sale of restricted equity securities	10	—
Loans made to customers, net of repayments on loans	(20,635)	(10,624)
Net increases in certificates of deposit at other financial institutions	—	(250)
Net decreases in certificates of deposit at other financial institutions	1,503	—
Proceeds from insurance claim on premises	—	35
Purchase of bank-owned life insurance	—	(3,000)
Purchase of premises and equipment	(153)	(152)

Net cash provided by (used in) investing activities	1,945	(13,413)

Cash flows from financing activities:
Net increase in non-interest bearing, savings and NOW deposit accounts	7,820	13,793
Net decrease in time deposits	(5,533)	(6,270)
Net increase in mortgage escrow deposits	7	24
Decrease in securities sold under agreement to repurchase	(87)	(794)
Proceeds from FHLB advances	36,000	—
Repayments of FHLB advances	(35,000)	—
Proceeds from sale of common stock	145	22

Net cash provided by financing activities	3,352	6,775

Net increase (decrease) in cash and cash equivalents	919	(6,439)
Cash and cash equivalents at beginning of period	11,396	27,362

Cash and cash equivalents at end of period	$12,315	$20,923

See accompanying notes to consolidated financial statements (unaudited).

MIDSOUTH BANK

Condensed Consolidated Statements of Cash Flows, Continued

Six Months Ended June 30, 2014 and 2013

Increase (Decrease) in Cash and Cash Equivalents

(Unaudited)

	2014	2013
	(In Thousands)
Reconciliation of (loss) earnings to net cash (used in) provided by operating activities:
(Loss) earnings	$(767)	$968

Adjustments to reconcile earnings to net cash (used in) provided by operating activities:
Depreciation	244	244
Provision for loan losses	350	—
Loss on disposal of fixed assets	124	—
Gain on sale of available-for-sale securities	(115)	—
Gain on sale of certificates of deposit at other financial institutions	(21)	—
Stock option compensation expense	37	6
Amortization and accretion, net	517	650
Increase in loans held for sale	(5,042)	(1,798)
Decrease (increase) in accrued interest receivable	123	(89)
(Increase) decrease in other assets	(177)	208
Income from bank-owned life insurance	(54)	—
Increase (decrease) in accrued interest payable	8	(3)
Increase in accounts payable and other liabilities	400	13
Deferred gain realized on foreclosed assets	(5)	—

Total adjustments	(3,611)	(769)

Net cash (used in) provided by operating activities	$(4,378)	$199

Supplemental Schedule of Non-Cash Activities:
Unrealized gain (loss) in value of securities available-for-sale	$1,406	$(1,973)

See accompanying notes to consolidated financial statements (unaudited).

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Basis of Presentation

The accompanying consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Board of Governors of the Federal Reserve System. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The consolidated financial statements include the financial results of MidSouth Bank and its wholly-owned subsidiary, MSB Services, Inc. (collectively, “the Bank”). All intercompany accounts have been eliminated in consolidation.

In the opinion of management, the consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) and disclosures necessary to summarize fairly the financial position of the Bank as of June 30, 2014 and December 31, 2013 and the results of operations for the three and six months ended June 30, 2014 and 2013, comprehensive earnings (loss) for the three and six months ended June 30, 2014 and 2013 and changes in cash flows for the six months ended June 30, 2014 and 2013. The interim consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements for the year ended December 31, 2013 included in this prospectus. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.

Certain reclassifications have been made to 2013 financial information to conform to the 2014 presentation. In November 2013, the Bank entered into an Agreement and Plan of Reorganization and Bank Merger (the “Agreement”) with Franklin Financial Network, Inc. (“FFN”) and Franklin Synergy Bank (the “Bank”). The acquisition was announced on November 20, 2013. The acquisition was consummated effective July 1, 2014. At that time, the Bank was merged with the Bank and became part of the FFN holding company.

Critical Accounting Policies

Our accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America as defined by the Public Company Accounting Oversight Board and conform to general practices accepted within the banking industry. Our most significant accounting policies are presented in the Bank’s December 31, 2013 Form 10-K and the notes to the audited consolidated financial statements contained therein. Certain accounting policies require management to make significant estimates and assumptions that have a material effect on the carrying value of certain assets and liabilities, and we consider these to be critical accounting policies. The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances. Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and on our results of operations for the reporting periods.

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Allowance for Loan Losses

The following table documents the activity in, and allocation of, the allowance for loan losses by portfolio segment at June 30, 2014, as follows:

(In Thousands)	Commercial, financial and agricultural	Commercial Real Estate	Residential Real Estate	Construction and Land Development	Multifamily Real Estate	Consumer and Other	Total
Allowance for loan losses:
Beginning balance (1/1/2014)	$174	$964	$462	$1,075	$13	$111	$2,799
Charge-offs	(3)	—	—	—	—	(16)	(19)
Recoveries	101	—	49	4	—	12	166
Provisions	633	(20)	(323)	176	(13)	(103)	350

Ending balance (6/30/2014)	$905	$944	$188	$1,255	$—	$4	$3,296

Specific reserves—impaired loans	$634	$81	$106	$21	$—	$—	$842
General reserves	271	863	82	1,234	—	4	2,454

Total	$905	$944	$188	$1,255	$—	$4	$3,296

Loans individually evaluated for impairment	$4,019	$2,269	$814	$118	$—	$—	$7,220
Loans collectively evaluated for impairment	16,617	81,271	39,803	44,023	888	1,870	184,472

Total	$20,636	$83,540	$40,617	$44,141	$888	$1,870	$191,692

The following table documents the activity in, and allocation of, the allowance for loan losses by portfolio segment at December 31, 2013, as follows:

(In Thousands)	Commercial, financial and agricultural	Commercial Real Estate	Residential Real Estate	Construction and Land Development	Multifamily Real Estate	Consumer and Other	Total
Allowance for loan losses:
Beginning balance (1/1/2013)	$549	$964	$519	$1,006	$13	$37	$3,088
Charge-offs	(569)	—	(96)	(35)	—	(16)	(716)
Recoveries	194	—	39	104	—	90	427
Provisions	—	—	—	—	—	—	—

Ending balance (12/31/2013)	$174	$964	$462	$1,075	$13	$111	$2,799

Specific reserves—Impaired Loans	$136	$111	$34	$31	$—	$—	$312
General reserves	38	853	428	1,044	13	111	2,487

Total	$174	$964	$462	$1,075	$13	$111	$2,799

Loans individually evaluated for impairment	$1,384	$1,534	$771	$1,042	$—	$—	$4,731
Loans collectively evaluated for impairment	19,724	77,947	39,156	25,344	2,419	1,589	166,179

Total	$21,108	$79,481	$39,927	$26,386	$2,419	$1,589	$170,910

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The provision for loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also result from other sources, including commitments to extend credit and letters of credit. The level of the allowance is determined on a monthly basis using procedures which include: (1) categorizing commercial and commercial real estate loans into risk categories to estimate loss probabilities based primarily on the historical loss experience of those risk categories and current economic conditions; (2) analyzing significant commercial and commercial real estate credits and calculating specific reserves as necessary; (3) assessing various homogeneous consumer loan categories to estimate loss probabilities based primarily on historical loss experience; and (4) considering various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.

There was $350 in provision for loan losses recorded for the first six months of 2014, and no provision for loss losses was recorded for the first six months of 2013. Management’s calculation of the Bank’s allowance for loan losses shows the Bank’s allowance as being adequate, and management believes it has properly identified and handled deteriorating relationships during the past year. While troubled loan relationships continue to exist, the amount of troubled loans in the portfolio has continued to decrease. The Bank’s volume of recoveries has also reduced the need for additional loan loss provisions up until the second quarter of 2014, when the Bank’s loan growth and the change in the status of one significant loan relationship required management to record a provision.

There was $350 in loan loss provisions recorded for the three months ended June 30, 2014, and no provisions were recorded for the same period in 2013. As previously stated above, the calculation of the Bank’s allowance for loan losses at June 30, 2014 shows the Bank’s allowance as being adequate after recording $350 of provisions during the second quarter of 2014.

The allowance for loan losses consists of an allocated portion and an unallocated, or general, portion. The allocated portion is maintained to cover estimated losses applicable to specific relationships in the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance due to risk of errors or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

The allowance for loan losses is increased by provisions for loan losses charged to expense and is reduced by loans charged off net of recoveries on loans previously charged off. The provision is based on management’s determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision. At June 30, 2014 and at December 31, 2013, the allowance represented 1.72% and 1.64% of total loans, respectively.

Stock Option Arrangement

In October, 2004, the shareholders of the Bank approved the MidSouth Bank 2004 Stock Option Arrangement (the “Arrangement”). The Arrangement provides for the granting of stock options, and authorized the issuance of common stock upon the exercise of such options, for up to 380,000 shares of common stock to employees and organizers of the Bank and up to 143,080 shares of common stock for future use as decided by the

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Directors of the Bank. Under the Arrangement, stock option awards were granted in the form of incentive stock options or non-statutory stock options, and were generally exercisable for up to ten years following the date such option awards are granted. Exercise prices of incentive stock options must be equal to or greater than 100% of the fair market value of the common stock on the grant date and generally vest at the end of four years. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Arrangement).

During 2012, the Board of Directors of MidSouth Bank evaluated the Bank’s financial improvement since 2009, and to reward and incent the Bank’s personnel and directors for the progress made by the Bank during the recessionary period, the Board elected to modify the exercise price of the options that were outstanding at November 30, 2012 to $3.65 per share. This was done through the issuance of amendments to the original stock option agreements, and the value was based upon a valuation of the Bank’s stock that was conducted by an independent third party located outside the Bank’s local market. As of November 30, 2012, 334,800 stock options were repriced.

In addition to modifying the exercise price of the options, the outstanding options became non-qualifying stock options, and a new vesting schedule was established for the options. The new vesting schedule was established as 20% vesting each year on December 31, with the first vesting occurring on December 31, 2012 and the vesting period extending through December 31, 2016. The expiration date of the options was also modified to December 31, 2032.

As of June 30, 2014, 495,000 options had been granted of which 41,700 have been exercised and 131,000 have been forfeited. Options that are forfeited revert to the Arrangement and can be granted again in the future. As of June 30, 2014, 128,920 options were exercisable. The weighted average exercise prices for both outstanding and exercisable stock options as of June 30, 2014 were $3.65. The weighted average remaining contractual terms of outstanding and exercisable stock options as of June 30, 2014 were both 18.5 years. There was no intrinsic value of stock options exercised at June 30, 2014, since no options were exercised during the period. As of June 30, 2014, there were total no unrecognized compensation costs related to non-vested share-based compensation arrangements granted under the Arrangement due to immediate vesting of stock options related to the Bank’s impending acquisition by Franklin Synergy Bank effective July 1, 2014. Compensation expense related to stock options totaled $37 and $6 for the six months ended June 30, 2014 and 2013, respectively. Compensation expense related to stock options totaled $34 and $3 for the three months ended June 30, 2014 and 2013, respectively.

Preferred Stock

On December 31, 2009, the Bank initiated an offering of shares of non-cumulative convertible Series 2009A Preferred Stock. The sales of this series of preferred stock resulted in the issuance of 1,024,728 shares of Series 2009A Preferred Stock, which amounted to additional capital of $4,983, net of stock issuance costs. The liquidation preference for the Series 2009A Preferred Stock is $5.00 per share, and this series of preferred stock is non-redeemable. Each share of Series 2009A Preferred Stock is convertible into two shares of the Bank’s common stock by the shareholder at any time, but if not converted voluntarily by the shareholder, each share of this preferred stock will automatically convert into two shares of the Bank’s common stock on March 31, 2015, subject to certain limitations. To date, 7,171 shares of Series 2009A Preferred Stock has been converted into 14,342 shares of common stock. There were 1,017,557 shares of Series 2009A Preferred Stock outstanding as of June 30, 2014.

Additionally, anyone who purchased the Series 2009A Preferred Stock received one detachable warrant to purchase one share of the Bank’s common stock for every five shares of the Series 2009A Preferred Stock that they purchased. These detachable warrants and their related terms are discussed further below.

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

On March 22, 2011, the Bank initiated an offering of shares of non-cumulative convertible Series 2011-A Preferred Stock that ended on June 30, 2011. The sales of this series of preferred stock resulted in the issuance of 242,350 shares of Series 2011-A Preferred Stock, which amounted to additional capital of $1,325, net of stock issuance costs. The liquidation preference for the Series 2011-A Preferred Stock is $5.00 per share, and this series of preferred stock is non-redeemable. Each share of Series 2011-A Preferred Stock is convertible into two shares of the Bank’s common stock by the shareholder at any time, but if not converted voluntarily by the shareholder, each share of this preferred stock will automatically convert into two shares of the Bank’s common stock on May 31, 2016, subject to certain limitations. To date, there have been no voluntary conversions of Series 2011-A Preferred Stock. There were 242,350 shares of Series 2011-A Preferred Stock outstanding as of June 30, 2014.

Anyone who purchased the Series 2011-A Preferred Stock received one detachable warrant to purchase one share of the Bank’s common stock for every five shares of the Series 2011-A Preferred Stock that they purchased. These detachable warrants and their related terms are discussed further below.

Stock Warrants

Detachable Warrants Issued with Preferred Stock

As part of the original offering of Series 2009A Preferred Stock, for every five shares of Series 2009A Preferred Stock purchased, the shareholder received one detachable warrant which provides the shareholder the ability to purchase one share of common stock. The purchase price for the common stock shares from these warrants is equal to 75% of the fully converted book value of the Bank’s common stock as of the previous quarter-end date (unaudited). The exercise price cannot, however, exceed $10.00 per share or be less than $2.50 per share. The exercise price for these warrants as of June 30, 2014 was $3.32 per share based on a fully converted book value of $4.43 as of June 30, 2014. For each recipient, the warrants received are required to be exercised by March 31, 2016. At that time the warrants will expire. A total of 204,939 warrants were issued with the Series 2009A Preferred Stock, and through June 30, 2014, 14,898 of the Series 2009A warrants have been exercised. There were 190,041 Series 2009A warrants outstanding as of June 30, 2014.

Also, as part of the offering of Series 2011-A Preferred Stock, for every five shares of Series 2011-A Preferred Stock purchased, the shareholder received one detachable warrant which provides the shareholder the ability to purchase one share of common stock. The purchase price for the common stock shares from these warrants is equal to 85% of the fully converted book value of the Bank’s common stock as of the previous quarter-end date (unaudited). The exercise price cannot, however, exceed $11.00 per share or be less than $2.75 per share. The purchase price for these warrants as of June 30, 2014 was $3.77 per share based on a fully converted book value of $4.43 as of June 30, 2014. For each recipient, the warrants received are required to be exercised by May 31, 2017. At that time the warrants will expire. A total of 48,469 warrants were issued with the Series 2011-A Preferred Stock, and through June 30, 2014, 41,328 of those warrants have been exercised. There were 7,141 Series 2011-A warrants outstanding as of June 30, 2014.

Upon consummation of the pending acquisition by FFN/the Bank, all outstanding Series 2009A and Series 2011-A warrants will receive merger consideration in the form of the number of shares of FFN Common Stock equal to: (1) $5.75 less the strike price of the warrants at the consummation date (2) divided by $13.50.

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Earnings Per Share

The following is a summary of the components comprising basic and diluted earnings per common share of stock (EPS):

	Three Months Ended		Six Months Ended
(In Thousands, except share and per share amounts)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Basic EPS Computation:
Numerator—Earnings (loss) for the period	$(1,013)	$481	$(767)	$968
Denominator—Weighted average number of common shares outstanding	3,910,784	3,864,951	3,898,539	3,860,572

Basic earnings (loss) per common share	$(0.26)	$0.12	$(0.20)	$0.25

	Three Months Ended		Six Months Ended
Diluted EPS Computation:
Numerator—Earnings (loss) for the period	$(1,013)	$481	$(767)	$968
Denominator—Weighted average number of common shares outstanding	3,910,784	3,864,951	3,898,539	3,860,572
Dilutive effect of preferred stock conversions	2,519,814	2,525,837	2,519,814	2,527,985
Dilutive effect of warrants	104,359	53,147	109,744	53,437
Dilutive effect of stock options	152,526	38,296	151,806	38,096

Denominator—Adjusted weighted average number of common shares outstanding	6,687,483	6,482,231	6,679,903	6,480,090

Diluted earnings (loss) per common share	$(0.15)	$0.07	$(0.11)	$0.15

Fair Value Measurements and Fair Value of Financial Instruments

The Bank measures fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures,” which establishes a fair value hierarchy and requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1:	Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:	Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements at June 30, 2014 Using
(In Thousands)	Carrying Value at June 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Securities available-for-sale	$57,601	—	56,499	1,102
Cash surrender value of bank-owned life insurance	3,144	—	—	3,144

		Fair Value Measurements at December 31, 2013 Using
(In Thousands)	Carrying Value at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Securities available-for-sale	$77,850	13,134	64,716	—
Cash surrender value of bank-owned life insurance	3,090	—	—	3,090

Available-for-sale securities are measured on a recurring basis and are obtained from an independent pricing service. The fair values are based on quoted market prices of comparable securities, broker quotes or comprehensive interest rate tables and pricing matrices.

The following table presents a reconciliation and income statement classification of gains and losses for all financial assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the six months ended June 30, 2014 and the year ended December 31, 2013:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

	Carrying Value
(In Thousands)	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Opening Balance, January 1	$3,090	$—
Total unrealized gains (losses) included in:
Net Income	54	90
Other comprehensive income	—	—
Purchases, sales, issuances and settlements, net	—	3,000
Transfers in and (out) of level three	1,102	—

Ending Balance	$4,246	$3,090

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Financial Assets and Liabilities Measured on a Non-Recurring Basis

The following tables present financial assets and liabilities measured at fair value on a non-recurring basis as of June 30, 2014 and December 31, 2013:

		Fair Value Measurements at June 30, 2014 Using
(In Thousands)	Carrying Value at June 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Impaired loans, net	$6,378	$—	$—	$6,378
Loans held for sale	7,071	—	7,071	—

		Fair Value Measurements at December 31, 2013 Using
(In Thousands)	Carrying Value at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Impaired loans, net	$4,419	$—	$—	$4,419
Loans held for sale	2,029	—	2,029	—

Impaired loan balances in the table above represent those collateral-dependent loans where management has estimated the credit loss by comparing the loans’ carrying values against the expected realized fair values of the collateral securing those loans. Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had carrying amounts of $7,220 and $4,731 as of June 30, 2014 and December 31, 2013, respectively, with valuation allowances of $842 and $312 as of June 30, 2014 and December 31, 2013, respectively.

Loans held for sale, which are carried at the lower of cost or fair value, did not have an impairment charge for the first six months of 2014 or for the year ended December 31, 2013.

Non-Financial Assets and Liabilities Measured on a Non-Recurring Basis

The following tables represent nonfinancial assets and liabilities measured at fair value on a non-recurring basis as of June 30, 2014 and December 31, 2013. The valuation methodology used to measure the fair value of foreclosed assets is described below.

		Fair Value Measurements at June 30, 2014 Using
(In Thousands)	Carrying Value at June 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Foreclosed assets	$800	$—	$—	$800

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

		Fair Value Measurements at December 31, 2013 Using
(In Thousands)	Carrying Value at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Foreclosed assets	$800	$—	$—	$800

Foreclosed assets are valued at the time the loan is foreclosed upon, and the asset is transferred to foreclosed assets. The value is based primarily on third party appraisals, less costs to sell. The appraisals are generally discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. Foreclosed assets are reviewed and evaluated on at least an annual basis for additional impairment and adjusted accordingly, based on the same factors identified above. Foreclosed assets had a carrying amount of $1,200 with a valuation allowance of $400 at June 30, 2014 and at December 31, 2013.

Fair Value of Financial Instruments

Fair value estimates, methods, and assumptions are set forth below for the Bank’s financial instruments.

Cash and short-term investments

For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Certificates of Deposit at Other Financial Institutions

Fair values for certificates of deposit at other financial institutions are estimated using a discounted cash flow analysis that applies interest currently being offered on certificates to a schedule of aggregated contractual maturities on such instruments.

Restricted Equity Securities

The carrying amount for these securities is a reasonable estimate of their fair value.

Securities

The carrying amounts for short-term securities approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term securities and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

Fair values should be calculated based on the value of one unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, or estimated transaction costs. Accordingly, these considerations have not been incorporated into the fair value estimates.

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.

The estimated maturity for mortgages is modified from the contractual terms to give consideration to management’s experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in an actual sale.

The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the Bank’s internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), and on comparable objective information and subjective internal assessments.

Loans Held for Sale

These instruments are carried in the consolidated balance sheets at the lower of cost or market value. The fair values of these instruments are based on subsequent liquidation values of the instruments which did not result in any significant gains or losses.

Deposit Liabilities

The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

Advances from FHLB

Short-Term Advances

The carrying amounts of short-term advances approximate fair value as they mature within 90 days.

Securities Sold Under Agreement to Repurchase

The carrying amounts approximate fair values as repurchase agreements are overnight instruments.

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written

Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are made for a period not to exceed one year with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods extending from one to two years with rates to be determined at the date the letter of credit is funded. Fees are only charged for the construction loans and the standby letters of credit and the amounts unearned at June 30, 2014, are insignificant. Accordingly, these commitments have no carrying value and management estimates the commitments to have no significant fair value.

The carrying values and estimated fair values of the Bank’s financial instruments at June 30, 2014 and December 31, 2013 are as follows:

(In Thousands)	Carrying amount	Estimated fair value	Quoted market prices in an active market (Level 1)	Models with significant observable market parameters (Level 2)	Models with Significant unobservable market Parameters (Level 3)
June 30, 2014
Financial assets:
Certificates of deposit at other financial institutions	$250	$254	$—	$—	$254
Restricted equity securities	1,572	1,572	—	—	1,572
Loans, net of allowance	188,396	184,345	—	—	184,345
Financial liabilities:
Deposits	244,242	243,453	—	—	243,453
Securities sold under agreement to repurchase	893	893	—	—	893
Off balance sheet instruments:
Commitments to extend credit	—	—	—	—	—
Standby letters of credit	—	—	—	—	—

(In Thousands)	Carrying amount	Estimated fair value	Quoted market prices in an active market (Level 1)	Models with significant observable market parameters (Level 2)	Models with Significant unobservable market Parameters (Level 3)
December 31, 2013
Financial assets:
Certificates of deposit at other financial institutions	$1,732	$1,763	$—	$—	$1,763
Restricted equity securities	1,549	1,549	—	—	1,549
Loans, net of allowance	168,111	169,933	—	—	169,933
Financial liabilities:
Deposits	241,948	241,939	—	—	241,939
FHLB advance	5,000	5,000	—	—	5,000
Securities sold under agreement to repurchase	980	980	—	—	980
Off balance sheet instruments:
Commitments to extend credit	—	—	—	—	—
Standby letters of credit	—	—	—	—	—

MIDSOUTH BANK

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Estimated fair values are consistent with an exit-price concept. The assumptions used are intended to approximate those that a market-participant would realize in a hypothetical orderly transaction.

Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2014-04, “Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” The objective of this guidance is to clarify when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. ASU No. 2014-04 states that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, ASU No. 2014-04 requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU No. 2014-04 is effective for interim and annual reporting periods beginning after December 15, 2014. The adoption of ASU No. 2014-04 is not expected to have a material impact on the Bank’s consolidated financial statements.